Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2016.
WAUWATOSA, WI – 07/22/2016 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income per diluted share of $0.29 for the quarter ended June 30, 2016, which represents a 70.6% increase compared to net income per diluted share of $0.17 for the quarter ended June 30, 2015 and a 107.1% increase compared to net income per diluted share of $0.14 for the quarter ended March 31, 2016.  Net income per diluted share was $0.43 for the six months ended June 30, 2016, compared to net income per diluted share of $0.26 for the six months ended June 30, 2015.
"We achieved record quarterly pre-tax earnings in both our Community Banking and Mortgage Banking segments," said Doug Gordon, CEO of Waterstone Financial, Inc.  "Community Banking benefited from loan growth and an increase in net interest margin, while Waterstone Mortgage continues to excel in the origination of residential mortgage for the purpose of home purchase."

Highlights of the Quarter Ended June 30, 2016

●
Consolidated net income of Waterstone Financial, Inc. totaled $7.8 million for the quarter ended June 30, 2016, compared to $5.3 million for the quarter ended June 30, 2015 and $3.9 million for the quarter ended March 31, 2016.

●	Consolidated net income of Waterstone Financial, Inc. totaled $11.6 million for the six months ended June 30, 2016, compared to $8.3 million for the six months ended June 30, 2015.
●	Return on average assets totaled 1.78% for the three months ended June 30, 2016 compared to 1.21% for the three months ended June 30, 2015.
●	Return on average assets totaled 1.34% for the six months ended June 30, 2016 compared to 0.95% for the six months ended June 30, 2015.

Community Banking Segment Highlights
●
Net income of the Community Banking segment totaled $3.3 million for the quarter ended June 30, 2016, which represents a 38.2% increase compared to net income of $2.4 million for the quarter ended June 30, 2015 and a 33.3% increase compared to net income of $2.5 million for the quarter ended March 31, 2016.

●	Net interest margin increased 4 bps to 2.50% for the three months ended June 30, 2016 compared to 2.46% for the three month period ended June 30, 2015.
●	Total loans increased $35.4 million, or 3.2%, to $1.13 billion at June 30, 2016 compared to $1.09 billion at June 30, 2015.
●
Total deposits increased $92.4 million, or 10.9%, to $942.7 million at June 30, 2016 compared to $850.3 million at June 30, 2015.  Total transaction deposits increased $42.1 million, or 19.3%, to $260.6 million at June 30, 2016 compared to $218.5 million at June 30, 2015.  The increase in transaction deposits was comprised of growth in demand deposits of $9.1 million or 9.4% and growth of money market and savings deposits of $33.0 million, or 27.2%.

●
Borrowings decreased $29.3 million to $414.7 million at June 30, 2016 from $444.0 million at June 30, 2015.  A total of $50.0 million of fixed rate borrowings were paid off during the 1st quarter with funds raised through our retail delivery channels.  During the 2nd quarter, a total of $20.0 million of fixed rate borrowings, at a weighted average rate of 4.49%, matured and were replaced with $50.0 million in new fixed rate borrowings, at a weighted average rate of 0.70%, to fund loan origination activity.

●
Total non-performing assets decreased $6.8 million, or 25.3%, to $20.0 million at June 30, 2016 from $26.8 million at December 31, 2015 and decreased $23.0 million, or 53.5%, from $43.0 million at June 30, 2015.  Non-performing assets represent 1.11% of total assets as of June 30, 2016.

●
Total past due loans decreased by $3.5 million, or 30.0%, to $8.1 million at June 30, 2016 from $11.5 million at December 31, 2015 and decreased $15.7 million, or 66.0% from $23.7 million at June 30, 2015.  Past due loans represent 0.7% of total loans as of June 30, 2016.

Mortgage Banking Segment Highlights
●
Net income of the Mortgage Banking segment totaled $4.4 million for the quarter ended June 30, 2016, which was an increase of $1.5 million, or 51.3%, compared to $2.9 million for the quarter ended June 30, 2015, and increased $3.1 million compared to $1.4 million for the quarter ended March 31, 2016.

●
Loans originated by the mortgage banking segment for the purpose of sale in the secondary market increased $79.0 million, or 13.3%, to $675.1 million during the three months ended June 30, 2016, compared to $596.1 million for the three months ended June 30, 2015.  The increase in originations was driven by an increase in the origination of loans made for the purpose of residential purchases, which yield a higher margin than refinance loans, partially offset by a decrease in the origination of mortgage refinance products.  Our origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity accounted for 88% and 86% of total originations for the three months ended June 30, 2016 and 2015, respectively.  Year to date origination volume totaled $1.05 billion during 2016, compared to $995.1 million during 2015.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets Waterstone has eleven community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in 21 states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2016	2015	2016	2015
	(In Thousands, except per share amounts)
Interest income:
Loans	$14,073	14,065	27,857	27,378
Mortgage-related securities	790	820	1,628	1,659
Debt securities, federal funds sold and short-term investments	885	857	1,859	1,723
Total interest income	15,748	15,742	31,344	30,760
Interest expense:
Deposits	1,835	1,358	3,554	2,711
Borrowings	3,748	4,324	7,642	8,553
Total interest expense	5,583	5,682	11,196	11,264
Net interest income	10,165	10,060	20,148	19,496
Provision for loan losses	-	805	205	1,140
Net interest income after provision for loan losses	10,165	9,255	19,943	18,356
Noninterest income:
Service charges on loans and deposits	616	443	953	849
Increase in cash surrender value of life insurance	471	352	712	559
Mortgage banking income	34,980	29,577	55,594	50,616
Gain on sale of available for sale securities	-	-	-	44
Other	284	668	537	1,005
Total noninterest income	36,351	31,040	57,796	53,073
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	25,709	23,272	43,395	41,350
Occupancy, office furniture, and equipment	2,419	2,269	4,755	4,712
Advertising	655	712	1,313	1,365
Data processing	638	630	1,281	1,205
Communications	372	351	714	721
Professional fees	489	632	1,012	1,129
Real estate owned	163	686	307	1,229
FDIC insurance premiums	155	271	360	607
Other	3,631	3,124	6,316	6,057
Total noninterest expenses	34,231	31,947	59,453	58,375
Income before income taxes	12,285	8,348	18,286	13,054
Income tax expense	4,518	3,064	6,658	4,754
Net income	$7,767	5,284	11,628	8,300
Income per share:
Basic	$0.29	0.17	0.43	0.26
Diluted	$0.29	0.17	0.43	0.26
Weighted average shares outstanding:
Basic	26,919	29,841	26,942	31,098
Diluted	27,204	30,191	27,243	31,413

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$40,887	57,419
Federal funds sold	31,301	20,297
Interest-earning deposits in other financial institutions and other short term investments	10,268	22,755
Cash and cash equivalents	82,456	100,471
Securities available for sale (at fair value)	253,726	269,658
Loans held for sale (at fair value)	208,807	166,516
Loans receivable	1,130,036	1,114,934
Less: Allowance for loan losses	15,705	16,185
Loans receivable, net	1,114,331	1,098,749

Office properties and equipment, net	24,518	25,328
Federal Home Loan Bank stock (at cost)	14,850	19,500
Cash surrender value of life insurance	60,454	49,562
Real estate owned, net	8,637	9,190
Prepaid expenses and other assets	31,487	23,755
Total assets	$1,799,266	1,762,729

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$106,059	102,673
Money market and savings deposits	154,550	140,631
Time deposits	682,100	650,057
Total deposits	942,709	893,361

Borrowings	414,745	441,203
Advance payments by borrowers for taxes	16,011	3,661
Other liabilities	25,220	32,574
Total liabilities	1,398,685	1,370,799

Shareholders' equity:
Common stock	292	294
Additional paid-in capital	318,187	317,022
Retained earnings	176,163	168,089
Unearned ESOP shares	(20,771)	(21,365)
Accumulated other comprehensive income, net of taxes	3,257	582
Cost of shares repurchased	(76,547)	(72,692)
Total shareholders' equity	400,581	391,930
Total liabilities and shareholders' equity	$1,799,266	1,762,729

Share Information
Shares Outstanding	29,163	29,407
Book Value per share	$13.74	13.33
Closing market price	$15.33	14.10
Price to book ratio	111.61%	105.79%

Asset Quality Data
Total non accrual loans	$11,379	17,604
Real estate owned	8,637	9,190
Total nonperforming assets	$20,016	26,794

Total non accrual to total loans	1.01%	1.58%
Total nonperforming assets to total assets	1.11%	1.52%

Allowance for loan losses	$15,705	16,185
Allowance for loan losses as a % to non-accrual loans	138.02%	91.94%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
			(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$10,165	9,983	9,438	9,910	10,060
Provision for loan losses	-	205	245	580	805
Total noninterest income	36,351	21,445	22,850	28,551	31,040
Total noninterest expense	34,231	25,222	27,373	29,786	31,947
Income before income taxes	12,285	6,001	4,670	8,095	8,348
Income tax expense	4,518	2,140	1,599	2,896	3,064
Net income	$7,767	3,861	3,071	5,199	5,284
Income per share – basic	$0.29	0.14	0.11	0.19	0.17
Income per share – diluted	$0.29	0.14	0.11	0.19	0.17

Performance Ratios:
Return on average assets - QTD	1.78%	0.90%	0.69%	1.18%	1.21%
Return on average equity - QTD	7.86%	3.95%	3.10%	5.21%	5.04%
Net interest margin - QTD	2.50%	2.48%	2.26%	2.39%	2.46%
Efficiency ratio - QTD	73.59%	80.25%	84.78%	77.44%	77.73%
Return on average assets - YTD	1.34%	0.90%	0.94%	1.03%	0.95%
Return on average equity - YTD	5.89%	3.95%	3.99%	4.26%	3.83%
Net interest margin - YTD	2.49%	2.48%	2.36%	2.38%	2.38%
Efficiency ratio - YTD	76.28%	80.25%	80.61%	79.40%	80.44%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF SHARES REPURCHASED
AS PART OF PUBLICLY ANNOUNCED PLANS

For the quarter ended June 30, 2016
Total shares repurchased	10,700
Total cost of shares (including commission)	$145,791
Average cost per share	$13.63

Total purchased under plan as of June 30, 2016
Total shares repurchased	5,847,153
Total cost of shares (including commission)	$75,786,709
Average cost per share	$12.96